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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of TransTechnology Corporation on Form S-8 of our report dated July 13, 2001, appearing in the Annual Report on Form 10-K of TransTechnology Corporation for the year ended March 31, 2001.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
December 12, 2001